                                                                   EXHIBIT 10.23

                              SEPARATION AGREEMENT

        SEPARATION AGREEMENT dated as of November 27, 2000, between Corixa Corporation, a Delaware corporation (the "Company"), and Mark McDade ("Executive").

                                    RECITALS

        A. Executive and the Company are parties to an Employment Agreement dated September 30, 1994 (the "Employment Agreement").

        B. Executive wishes to resign, and the Company agrees to accept such resignation, subject to the terms and conditions set forth below.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows.

                                   ARTICLE I

                            TERMINATION OF EMPLOYMENT

        1.01    TERMINATION

                (a) NO CONTINUING OBLIGATIONS. After executing this Agreement, the Company and Executive will work together to set a schedule to (i) announce Executive's resignation and (ii) determine Executive's departure date, provided however that such departure date shall be no later than December 31, 2000 (the "Initial Departure Date"). Except as provided in this Agreement, as of such date the Company shall have no further obligations to Executive and Executive shall have no further obligations to the Company pursuant to the Employment Agreement.

                (b) RETURN OF PROPERTY. Prior to the Initial Departure Date, Executive shall deliver to the Company his building card, keys and any other Company property in his possession. The Company property that Executive shall return includes, without limitation, all credit cards, files, memoranda, records, customer lists, sales information, and any other documents or physical property that he received from the Company or its employees or generated himself in the course of his employment with the Company and which relate to the Company's business. Notwithstanding the foregoing, Executive shall have the right to purchase from the Company the laptop computer that he currently uses in his work for the Company at the depreciated value of the computer on the Initial Departure Date.

        1.02    WORK SCHEDULE

        Executive will work with the Chief Executive Officer of the Company to develop a work schedule for Executive from the effective date of this Agreement through the Initial Departure Date.

                                   ARTICLE II

                             CONTINUING OBLIGATIONS

        2.01    BOARD OF DIRECTORS

                (a) Executive will remain on the Company's Board of Directors until the next Annual Meeting of Stockholders to be held in 2001 (the "2001 Annual Meeting"). If nominated and re-elected to the Board at the 2001 Annual Meeting, Executive will be granted the standard director's option package pursuant to the Company's 1997 Director's Stock Option Plan (the "Director's Plan"), which currently consists of an initial award of 15,000 options to purchase Company common stock (vesting monthly over a 36 month period, at an option price set on the date of grant) and an annual award of 5,000 options to purchase Company common stock (vesting monthly over a 12 month period, such award made at each annual meeting, at an option price set on the date of grant) and will receive the following additional compensation: a $2500 calendar quarter retainer, a $1000 Board meeting attendance fee, a $500 committee (in person or telephonic) meeting attendance fee, and a $500 telephonic Board meeting attendance fee.

                (b) In the event Executive is not nominated, or, if nominated, not re-elected to the Board at the 2001 Annual Meeting, then Executive and the Company shall discuss entering into, at the sole discretion of the Company's CEO, based on the CEO's commercially reasonable consideration and review of such, a consulting agreement whereby Executive will provide consulting services to the Company during the period beginning with Executive's departure from the Board and terminating December 31, 2002 and receive as payment in full therefore the continued vesting of Executive's options as described in Section 2.02(a).

        2.02    EMPLOYEE BENEFITS

                (a) PRIOR OPTION GRANTS. The Company has granted Executive options under the Company's 1994 Amended and Restated Stock Option Plan (the "Plan") as set forth in the attached Exhibit A. Except as modified by this Agreement, all options granted to Executive under the Plan shall continue to be governed by the terms of the Plan and the related option letter agreements, and the Company shall be under no obligation to issue any shares of stock upon the exercise of any such options unless Executive fully cooperates with the Company in the discharge of the Company's tax withholding obligations related to such exercise and otherwise complies with the terms of the Plan and such option letter agreements. Until Executive ceases to be a director of or consultant to the Company (the "Final Departure Date"), Executive shall be treated as an employee for purposes of the Plan, and all options issued pursuant to the Plan shall continue to vest as set forth in the option letters granting such options to Executive, except those options granted under the Director's Plan pursuant to
Section 2.01 above.

                (b) MAINTAIN OFFICE. Executive shall have use of his office at the Company's headquarters through December 31, 2000.

                (c) ACCRUED VACATION AND SABBATICAL TIME. Subject to the provisions of Section 1.02 hereof, once Executive and the Company set the work schedule for Executive, Executive will use all accrued but unpaid vacation and sabbatical time until the Initial Departure

Date. After the Initial Departure Date, all accrued but unpaid vacation and sabbatical time, as well as accrued but unpaid year-end bonuses, will be paid to Executive no later than January 31, 2001.

                (d) HEALTH BENEFITS. The Company will pay Executive's health benefits through December 31, 2000. Thereafter, Executive and his family, at their own expense, may elect to pay for continuation coverage under COBRA.

        2.03    NON-COMPETITION, CONFIDENTIALITY AND NON-SOLICITATION OF
EMPLOYEES

                (a) PROPRIETARY INFORMATION AGREEMENT. Executive expressly reaffirms the existence and validity of the Proprietary Information and Inventions Agreement that he signed on December 22, 1994, as amended on July 19, 1996 (the "Proprietary Information Agreement'), a copy of which is attached as Exhibit B to this Agreement. The provisions of Exhibit B shall remain in full force and effect, according to their terms, as modified by this Agreement. For the purposes of the Proprietary Information Agreement, Executive's term of employment shall continue to run until the Final Departure Date and "Field" shall mean research, development, marketing or manufacturing of diagnostics or prophylactic or immunotherapeutic products for any cancer or autoimmune or infectious disease, or any ex vivo application of any of the foregoing.

                (b) SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. Until the Final Departure Date and for a period of twenty-four (24) months immediately following thereafter, Executive will not either directly or indirectly participate through an intermediary in soliciting, inducing, recruiting or encouraging any of the Company's employees or consultants to terminate their relationship with the Company, or interfere in any manner with the relationship with the Company of such employees or consultants, or attempt to solicit, induce, recruit, encourage or interfere in any manner with the relationship with the Company of such employees or consultants of the Company, either for the benefit of Executive or for any other person or entity. Further, until the Final Departure Date and for a period of twenty-four (24) months immediately following thereafter, Executive will not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to Executive, with respect to any business, products or services that are directly competitive to the products or services offered by the Company or under development by the Company as of the Final Departure Date.

                (c) NON-COMPETITION; NON-DISPARAGEMENT. Until the Final Departure Date and for a period of twenty-four (24) months thereafter, Executive shall comply with all non-competition, confidentiality and other restrictive covenants under the Proprietary Information Agreement and shall refrain from engaging in any activity that may be detrimental to the Company, including making or repeating any comment to the press or any other third party regarding the Company that may harm the Company's business interests or reputation, provided, however, Executive may give truthful testimony under subpoena.

                (d) TERMINATION OF STOCK OPTIONS AND OTHER BENEFITS. If Executive breaches any obligation under this Section 2.03, then all options granted to Executive under the Plan or the Director's Plan that are unvested at the time of such breach shall immediately terminate and Executive shall not be entitled to receive any further consideration under this Agreement.

        2.4     GENERAL RELEASE OF CLAIMS

                (a) RELEASE. Executive hereby fully releases and discharges the Company (including its officers, directors, stockholders, managers, employees, agents and representatives, and all of their respective marital communities) from any and all claims, including, but not limited to, any and all debts, obligations, promises, actions or claims, of any kind and nature, in law or equity, that he may now have, or ever had or hereafter can, shall or may have, against the Company that relate in any way to the Executive's employment with the Company, or to the commencement or the termination of that employment relationship. It is understood that this release further includes, but is not limited to, any claims for additional wages, bonuses, employment benefits, stock options, equity interests or damages of any kind whatsoever, arising out of any agreement or understanding related to Executive's employment, whether express or implied; any covenant of good faith and fair dealing, express or implied; any theory of wrongful discharge; any legal restriction on the Company's right to terminate employees; or any federal, state or other governmental statute or ordinance, including, without limitation, (as amended), Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Washington Law Against Discrimination, and any other legal limitation on the employment relationship. Executive represents that he has not filed any complaints, charges or lawsuits against the Company with any governmental agency, court or arbitration tribunal, and Executive agrees that he will not initiate, assist or encourage any such actions for the purpose of obtaining personal relief or recovery.

                (b) SUBSEQUENT EVENTS. This release shall not waive or release claims, where the events in dispute first arise after execution of this Agreement nor shall it preclude Executive from filing a lawsuit for the exclusive purpose of enforcing his rights under this Agreement.

                                  ARTICLE III

                                  MISCELLANEOUS

        3.01    SEVERABILITY

        The provisions of this Agreement are severable, and if any part of this Agreement is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

        3.02    KNOWING AND VOLUNTARY AGREEMENT

        Executive represents that he has read this Agreement, understands its terms and the fact that it releases any claim he might have against the Company or its agents, and understands that he has the right to consult counsel of his own choosing, and has either done so or has knowingly waived his right to do so. Executive further represents that he enters into this Agreement freely and voluntarily, without duress or coercion of any kind.

        3.03    NO OBLIGATION

        The parties agree that certain of the Company's undertakings herein are not required by the Company's policies or procedures or any contractual obligation, and are offered by the Company solely as consideration for this Agreement.

        3.04    ENTIRE AGREEMENT

        This Agreement sets forth the entire understanding between Executive and the Company and, except for the Proprietary Information Agreement, as modified by this Agreement, supersedes any prior agreements or understandings, express or implied, pertaining to the terms of his employment with the Company, or to the commencement or the termination of that employment relationship. Executive acknowledges that, in executing this Agreement, he does not rely upon any representation or statement by any representative of the Company concerning the subject matter of this Agreement except as expressly set forth in the text of this Agreement.

        3.05    APPLICABLE LAW

        This Agreement, and all obligations and duties under this Agreement shall be governed by and interpreted according to the laws of the state of Washington, without regard to their conflict of laws provisions.

        3.06    HEIRS, SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon, and shall inure to the benefit of, the heirs, successors, and assigns of each of the parties hereof.

        3.07    INJUNCTIVE RELIEF

        The Company shall have an action to enjoin any violation by Executive of the terms of Sections 2.03 and 2.04 above. Should the Company prevail in such an action for injunctive relief, it shall be entitled to its costs and expenses (including reasonable attorney's fees) for the action.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

CORIXA CORPORATION                                EXECUTIVE: MARK MCDADE

By: Steven Gillis                                 /s/ Mark McDade
   -----------------------------------------      ------------------------------
Its: Chairman and Chief                           Mark McDade
     Executive Officer
    ----------------------------------------

                                    EXHIBIT A

                            SCHEDULE OF STOCK OPTIONS


                                                     CORIXA CORPORATION
PERSONNEL OPTION STATUS                              ID: 91-1654387                                       Page 1
                                                     1124 Columbia Street                                 File:    Optstmt
                                                     Suite 200                                            Date:  11/27/00
                                                     Seattle, WA  98104                                   Time: 2:25:29 PM


AS OF 12/31/00
MARK MCDADE                                          ID:        06934

7442 SE 22ND STREET
MERCER ISLAND, WA USA 98040
OPTION

NUMBER            DATE     PLAN   TYPE     GRANTED      PRICE    EXERCISED     VESTED  CANCELLED UNVESTED  OUTSTANDING  EXERCISABLE

00000031        10/17/1994 94     ISO         90,909   $0.330000         0      90,909      0          0       90,909      90,909
00000080        12/15/1995 94     ISO         30,303   $0.330000         0      30,303      0          0       30,303      30,303
00000146         2/27/1997 94     ISO         17,171   $0.990000         0      16,813      0        358       17,171      16,813
00000250         1/16/1998 94     ISO         12,750   $9.500000         0       9,297      0      3,453       12,750       9,297
00000527         1/29/1999 94     ISO         31,378   $8.687500         0      10,609      0     20,769       31,378      10,609
00000528         1/29/1999 94     NQ          52,122   $8.687500         0      29,401      0     22,721       52,122      29,401
00001007        12/31/1999 94     ISO          4,062  $17.000000         0           0      0      4,062        4,062           0
00001008        12/31/1999 94     NQ          10,938  $17.000000         0       3,438      0      7,500       10,938       3,438
                                          -----------                          --------          --------  -----------  ----------
                                             249,633                     0     190,770      0     58,863      249,633     190,770
                                          ===========                          ========          ========  ===========  ==========

INFORMATION CURRENTLY ON FILE

TAX           RATE %                      BROKER                                REGISTRATION             ALTERNATE ADDRESS

Federal                     28.00
Social Security              6.20
Medicare                     1.45

                                    EXHIBIT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

                               CORIXA CORPORATION

               The following confirms an agreement between me and Corixa Corporation, a Delaware corporation (the "Company," which term includes the Company's subsidiaries), which is a material part of the consideration for my employment or consultancy (as the case may be) by the Company

               1. I recognize that the Company is engaged in a continuous program of research, development and production. I also recognize that the Company possesses or has rights to information (including certain information developed by me during my employment or consultancy (as the case may be) by the Company) which has commercial value in the Company's business ("Proprietary Information"). Proprietary Information includes, but is not limited to, inventions (patentable or otherwise), trade secrets, copyrights, product ideas, techniques, processes, formulas, cell lines, strands, improvements, data and know-how, and/or any other information of any type relating to documentation, recorded data, schematics, algorithms, flow charts, works of authorship, mechanisms, research, manufacture, improvements, assembly, installation, marketing, forecasts, pricing, customers, the salaries, duties, qualifications, performance levels and terms of compensation of other employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations generally.

               2. I understand that the Company possesses "Company Documents" which are important to its business. For purposes of this Agreement, "Company Documents" are documents or other media that contain Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Documents" include, but are not limited to, blueprints, drawings. photographs, charts, graphs, notebooks, customer lists, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents.

                3. I understand and agree that my employment or consultancy (as the case may be) creates a relationship of confidence and trust between me and the Company with respect to (I) all Proprietary Information, and (ii) the confidential information of another person or entity with which the Company has a business relationship and is required by terms of an agreement with such entity or person to hold such information as confidential. At all times, both during my employment or consultancy (as the case may be) by the Company and after its termination, I will keep in confidence and trust all such information, and I will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

                4.      In addition, I hereby agree as follows:


                (a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all trade secrets, patents. copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may presently have or I may acquire in such Proprietary Information.

                (b) All Company Documents, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by me or others in connection with my employment or consultancy (as the case may be) shall be and remain the sole property of the Company. I shall return to the Company all such Company Documents, materials and property as and when requested by the Company, excepting only (i) my personal copies of records relating to my compensation;
(ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement (my "Personal Documents"). Even if the Company does not so request, I shall return all such Company Documents, materials and property upon termination of my employment or consultancy (as the case may be) by me or by the Company for any reason, and, except for my Personal Documents, I will not take with me any such Company Documents, material or property or any reproduction thereof upon such termination.

                (c) I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, relating to the Field, as defined below (collectively, "Inventions"), made or conceived, reduced to practice or learned by me, either alone or jointly with others, prior to the term of my employment or consultancy (as the case may be) and for one (1) year thereafter. For purposes of this Agreement, "Field" means research, development, marketing and manufacturing of prophylactic, therapeutic and diagnostic vaccines for cancer and infectious disease as well as ex vivo applications of such vaccines to patient therapy.

                (d) All Inventions which I conceive, develop or have developed (in whole or in part, either alone or jointly with others) and (i) in connection therewith, use or have used equipment, supplies, facilities or trade secret information of the Company, or (ii) in connection therewith, use or have used the hours for which I am to be or was compensated by the Company, or (iii) which relate at the time of conception or reduction to practice thereof to the business of the Company or to its actual or demonstrably anticipated research and development, or (iv) which result from any work performed by me for the Company, shall be the sole property of the

Company and its assigns to the maximum extent permitted by Chapter 49.44 of the Revised Code of Washington (and to the fullest extent permitted by law shall be deemed "works made for hire"), and the Company and its assigns shall be the sole owner of all patents. copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I agree that any Invention required to be disclosed under paragraph
(c) above within one (1) year after the term of my employment or consultancy (as the case may be) shall be presumed to have been conceived during my employment or consultancy (as the case may be). I understand that I may overcome the presumption by showing that such Invention was conceived after the termination of my employment or consultancy (as the case may be).

                (e) With respect to Inventions described in paragraph (d) above, I will assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. This obligation shall survive the termination of my employment or consultancy (as the case may be), but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request and such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes, (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for and in my behalf and instead of me, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

        (1) So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company (such disclosure to be held in confidence by the Company) the nature and scope of any other business activity in which I am or become engaged during the term of my employment or consultancy (as the case may be). During the term of my employment or consultancy (as the case may be), I will not engage in any other business activity which is related to the Company's business or its actual or demonstrably anticipated research and development.

                5. As a matter of record I attach hereto as Exhibit A a complete list of all inventions or improvements relevant to the Field which have been made or conceived or first reduced to practice by me, alone or jointly with others, prior to my employment or consultancy (as the case may be) with the Company that I desire to remove from the operation of this Agreement, and I covenant that such list is complete. If no such list is attached to this Agreement, I represent that I have no such inventions and improvements at the time of signing this Agreement.

                I represent that my execution of this Agreement, my employment or consultancy (as the case may be) with the Company and my performance of my proposed duties to the Company in the development of its business will not violate any obligations I may have to any former employer, or other person or entity, including any obligations to keep confidential any proprietary or confidential information of any such employer. I have not entered into, and I will not enter into, any agreement which conflicts with or would, if performed by me, cause me to breach this Agreement

               7. In the course of performing my duties to the Company, I will not utilize any proprietary or confidential information of any former employer.

               8. I agree that this Agreement does not constitute an employment or consultancy (as the case may be) agreement for a specific duration and that, unless otherwise provided in a written contract signed by both the Company President or its Chief Operating Officer and me, (i) my employment or consultancy (as the case may be) with the Company is "at will" and (ii) I shall have the right to resign my employment or consultancy (as the case may be), and the Company shall have the right to terminate my employment or consultancy (as the case may be), at any time and for any reason, with or without cause.

               9. I agree that my obligations under paragraphs 3 and 4(a) through 4(fl of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

               10. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Washington without regard to the conflict of laws provisions thereof I further agree that if one or more provisions of this Agreement are held to be unenforceable under applicable Washington law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               11. This Agreement shall be effective as of the first day of my employment or consultancy (as the case may be) by the Company, shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

               12. This Agreement can only be modified by a subsequent written agreement executed by the President or Chief Operating Officer of the Company.

Dated:                            1994.
      ------------------------

                                     By:
                                        -------------------------------------

Accepted and Agreed to:

CORIXA CORPORATION


By:
    ---------------------------------
Title
      -------------------------------

                                    EXHIBIT A

Corixa Corporation
1124 Columbia Street. Suite 464
Seattle, Washington 98104


Ladies and Gentlemen:

               1. The following is a complete list of all inventions or improvements relevant to the subject matter of my employment or consultancy (as the case may be) by Corixa Corporation (the tCompanyt) that have been made or conceived or first reduced to practice by me. alone or jointly with others, prior to my employment or consultancy (as the case may be) by the Company that I desire to remove from the operation of the Proprietary Information and Inventions Agreement entered into between the Company and me.

               No inventions or improvements.

               Any and all inventions regarding:

               Additional sheets attached.

               2. I propose to bring to my employment or consultancy (as the case may be) the following materials and documents of a former employer:

               No materials or documents.

                                   See below:

                                     By:
                                        ----------------------------------

                                  AMENDMENT TO

ARTICLE I.     PROPRIETARY INFORMATION

                            AND INVENTIONS AGREEMENT

                               CORIXA CORPORATION

        The following amends Section 4(d) of the Proprietary Information and Inventions Agreement between me and Corixa Corporation, a Delaware corporation (the "Company," which term includes the Company's subsidiaries), which Agreement, as amended, is a material part of the consideration for my employment or consultancy (as the case may be) by the Company.

        1. I agree that Section 4(d) of the Agreement is hereby replaced with the following:

        All Inventions which I conceive, develop or have developed (in whole or in part, either alone orjointly with others) and (i) in connection therewith, use or have used equipment, supplies, facilities or trade secret information of the Company, or (ii) in connection therewith, use or have used the hours for which I am to be or was compensated by the Company, or (iii) which relate at the time of conception or reduction to practice thereof to the business of the Company or to its actual or demonstrably anticipated research and development, or (iv) which result from any work performed by me for the Company, shall be the sole property of the Company and its assigns to the maximum extent permitted by Chapter 49.44 of the Revised Code of Washington (and to the fullest extent permitted by law shall be deemed "works made for hire"), and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Inventions. I agree that any Invention required to be disclosed under paragraph (c) above within one (1) year after the term of my employment or consultancy (as the case may be) shall be presumed to have been conceived during my employment or consultancy (as the case may be). I understand that I may overcome the presumption by showing that such Invention was conceived after the termination of my employment or consultancy (as the case may be).

        NOTICE REQUIRED BY REVISED CODE OF WASHINGTON 49.44.140: ANY ASSIGNMENT OF INVENTIONS REQUIRED BY THIS AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITIES OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S OWN TIME, UNLESS (a) THE INVENTION RELATES (i) DIRECTLY TO THE BUSINESS OF THE COMPANY OR
(ii) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (b) THE INVENTION RESULTS FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE COMPANY.

        2. I agree that any dispute in the meaning, effect or validity of this Amendment shall be resolved m accordance with the laws of the State of Washington without regard to the conflict of laws provisions thereof. This Amendment shall be effective as of the first day of my employment or consultancy (as the case may be) by the Company, shall be binding upon me, my heirs, executors, assigns and administrators and shall inure to the benefit of the Company, its successors and assigns. This Amendment can only be modified by a subsequent written agreement executed by the President or Chief Operating Officer of the Company.



                                               DATE:                     , 1996.
---------------------------------------             ---------------------



ACCEPTED AND AGREED TO:

CORIXA CORPORATION

BY:
   -----------------------------------
TITLE:
      --------------------------------